UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2001



                            NAUTICA ENTERPRISES, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)



             0-6708                                       95-2431048
---------------------------------              ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)



                  40 WEST 57TH STREET, NEW YORK, NEW YORK 10019
       ------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (212) 541-5757
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.

                        FINANCIAL STATEMENTS AND EXHIBITS

      On May 15, 2001, Nautica Enterprises, Inc. (the "Registrant" or "Company") filed a Current Report on Form 8-K with respect to the acquisition of substantially all of the assets of Earl Jean, Inc. ("Earl Jean"). Such Form 8-K was filed without the financial statements and pro forma financial information required by Items 210.3-05 (a) and (b) of Regulation S-X. This Current Report on Form 8-K/A provides such required information.

   (a) Financial Statements of the Business Acquired

      Attached as Exhibit 7.1, are the audited financial statements of Earl Jean as of December 31, 2000 and the year then ended, and the unaudited financial statements of Earl Jean as of March 31, 2001 and 2000 and the three months then ended.

   (b) Pro Forma Financial Information

      Attached as Exhibit 7.2, are a pro forma unaudited consolidated condensed balance sheet of the Company as of March 3, 2001 and pro forma unaudited consolidated condensed statement of earnings for the year ended March 3, 2001, giving effect to the Company's acquisition on April 30, 2001 of substantially all of the assets and assumption of certain liabilities of Earl Jean.

   (c) Exhibits

       EXHIBIT NO.                          EXHIBIT
       -----------                          -------

          7.1              Financial Statements of the Business Acquired

          7.2              Pro Forma Financial Information

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 13, 2001                         (Registrant)



                                            By: /S/ WAYNE A. MARINO
                                                --------------------------------
                                            Name:  Wayne A. Marino
                                            Title: Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------



EXHIBIT NO.                    EXHIBIT                         PAGE NO.
-----------                    -------                         --------

   7.1        Financial Statements of the Business Acquired       1

   7.2        Pro Forma Financial Information                    21

EXHIBIT 7.1

FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE


FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 2000
   Independent Auditors' Report                                                2
   Balance sheet                                                               3
   Statement of income                                                         4
   Statement of stockholders' equity                                           5
   Statement of cash flows                                                     6
   Notes to financial statements                                            7-11

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE
MONTHS ENDED MARCH 31, 2001 AND 2000
   Balance sheets                                                             12
   Statements of income                                                       13
   Statements of stockholders' equity                                         14
   Statements of cash flows                                                   15
   Notes to financial statements                                           16-20

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
Earl Jean, Inc.


We have audited the accompanying balance sheet of Earl Jean, Inc. as of December 31, 2000 and the related statements of income and stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Earl Jean, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




MOSS ADAMS LLP

Los Angeles, California
April 27, 2001

EARL JEAN, INC.

BALANCE SHEET

DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                  $           565,346
  Marketable securities                                                  694,839
  Accounts receivable, net of allowance
    for doubtful accounts of $358,000                                  2,447,168
  Inventories                                                          3,943,619
  Prepaid expenses                                                        38,913
                                                             -------------------

         Total current assets                                          7,689,885

PROPERTY AND EQUIPMENT, at cost,
  net of accumulated depreciation and amortization                       334,272

OTHER ASSETS                                                              70,526
                                                             -------------------

         Total assets                                        $         8,094,683
                                                             ===================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                           $           973,776
  Accrued expenses                                                       612,707
  Income taxes payable                                                    87,600
  Notes payable to stockholders                                          936,738
                                                             -------------------

         Total current liabilities                                     2,610,821

COMMITMENTS

STOCKHOLDERS' EQUITY                                                   5,483,862
                                                             -------------------

         Total liabilities and stockholders' equity          $         8,094,683
                                                             ===================







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EARL JEAN, INC.

STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


NET SALES                                                     $      28,925,076

COST OF SALES                                                        12,299,050
                                                              -----------------

        Gross profit                                                 16,626,026
                                                              -----------------

OPERATING EXPENSES
  Design                                                              1,005,761
  Selling                                                             1,808,751
  Shipping and handling                                                 904,750
  General and administrative                                          3,401,166
  Officers' bonuses                                                   2,698,570
                                                              -----------------

                                                                      9,818,998
                                                              -----------------

        Income from operations                                        6,807,028
                                                              -----------------

OTHER INCOME (EXPENSE)
  Interest on stockholder notes payable                                 (93,674)
  Foreign exchange loss                                                (100,267)
  Interest income                                                        10,491
  Gains on trading securities, net                                       33,409
  Other income                                                           17,000
  Gain on settlement of loss contingency                                275,000
                                                              -----------------
                                                                        141,959
                                                              -----------------

INCOME BEFORE PROVISION
    FOR INCOME TAXES                                                  6,948,987

INCOME TAX PROVISION                                                     97,000
                                                              -----------------

NET INCOME                                                    $       6,851,987
                                                              =================














THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EARL JEAN, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2000
-----------------------------------------------------------------------------------------------------------------


                                   Common Stock, no par value,
                                    100,000 Shares Authorized
                            -----------------------------------------
                               Number issued                                 Retained
                              and outstanding           Amount               Earnings               Total
                            --------------------  -------------------  --------------------  --------------------

BALANCE,
  December 31, 1999                     10,000      $         10,000     $      1,121,875      $      1,131,875

  Net income                                 -                     -            6,851,987             6,851,987

  Dividends, $250 per
    common share                             -                     -           (2,500,000)           (2,500,000)
                              ----------------      ----------------     ----------------      ----------------
BALANCE,
  December 31, 2000                     10,000      $         10,000     $      5,473,862      $      5,483,862
                              ================      ================     ================      ================
































THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EARL JEAN, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                                $      27,490,229
  Cash paid to suppliers, employees and others                      (23,554,303)
  Interest paid                                                         (93,674)
  Income taxes paid                                                      (9,400)
  Other                                                                (785,482)
                                                              -----------------
          Net cash provided by operating activities                   3,047,370
                                                              -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                   (123,216)
                                                              -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                                     (2,500,000)
                                                              -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               424,154

CASH AND CASH EQUIVALENTS, beginning of year                            141,192
                                                              -----------------

CASH AND CASH EQUIVALENTS, end of year                        $         565,346
                                                              =================

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
    Net income                                                $       6,851,987
    Depreciation and amortization                                       223,155
    Increase in allowance for doubtful accounts                         352,021
    Increase in customer credits                                        134,369
    Gain on settlement of loss contingency                             (275,000)
    Increase (decrease) in cash due to
      changes in assets and liabilities
        Marketable securities                                          (694,839)
        Accounts receivable                                          (1,786,868)
        Inventories                                                  (2,172,102)
        Prepaid expenses                                                 59,849
        Other assets                                                    (51,276)
        Accounts payable                                                 95,809
        Accrued expenses                                                222,665
        Income taxes payable                                             87,600
                                                              -----------------

                                                              $       3,047,370
                                                              =================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EARL JEAN, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

      Earl Jean, Inc. (the "Company") designs, manufactures and sells women's casual wear to distributors and department and specialty stores throughout the World, principally the United States, Japan and Europe. The Company also operates a retail store in Los Angeles, California.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION - The Company recognizes revenue upon delivery of goods to customers.

      INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out basis), or market.

      DEPRECIATION AND AMORTIZATION - Depreciation and amortization of property and equipment is provided using the straight-line method over estimated useful lives of five years. Depreciation and amortization of leasehold improvements is provided using the straight-line method over the life of the lease. Depreciation and amortization expense for the year ended December 31, 2000 amounted to $223,155.

      INCOME TAXES - The Company has elected "S" corporation status, which provides for profits and losses to be reported at the individual stockholder level for income tax purposes. The Company pays the necessary amount of dividends in order to satisfy the stockholders' estimated personal income tax liabilities based upon the Company's taxable income. State and local income taxes are provided using the statutory tax rates applicable to "S" corporations.

      ADVERTISING COSTS - Advertising costs are expensed in the period incurred. Advertising expense amounted to $186,347 for the year ended December 31, 2000.

      CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company currently maintains substantially all of its day-to-day operating cash balances with major financial institutions in the United States and the United Kingdom. At times, cash balances in the United
States may be in excess of Federal Deposit Insurance Corporation insurance limits.

      Concentration of credit risk, with respect to uncollateralized accounts receivable, is mitigated due to the Company's large number of geographically diverse customers. The Company controls credit risk through performing ongoing credit evaluations, including credit approvals, credit limits and other monitoring procedures of its customers. The Company's accounts receivable are reflected net of an allowance for doubtful accounts to cover potential credit losses.




--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      CASH AND CASH EQUIVALENTS - For purposes of cash flows, the Company considers all highly liquid investments with maturity of three months or less when purchased by the Company to be cash equivalents.

      FOREIGN CURRENCY TRANSACTIONS - The Company makes sales to certain customers in the customers' local currency. Revenues are recorded by the Company in U.S. dollars using the exchange rate in effect at the time of sale. At December 31, 2000 amounts due from these customers included in accounts receivable are translated at the exchange rate in effect at the balance sheet date.

      MARKETABLE SECURITIES - The Company's securities investments that are bought through mutual fund investments and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. For the year ended December 31, 2000 approximately $28,000 has been charged to earnings in respect of net unrealized holding losses on trading securities.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS - In May 2000, Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs" was issued. EITF No. 00-10 governs the accounting treatment and classification of the Company's shipping revenues and certain of its shipping expenses. The Company adopted EITF No. 00-10 during the fourth quarter of fiscal 2000. The adoption of this EITF did not materially affect the classification of revenues from shipments to customers and certain expenses related to shipping and handling of the Company's product for the year ended December 31, 2000. In addition, there was no effect on the Company's net income.

NOTE 3 - INVENTORIES

             Piece goods and trim                $      1,048,844
             Work-in-process                              603,156
             Finished goods                             2,291,619
                                                  ----------------

                                                 $      3,943,619
                                                 ================








--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 4 - PROPERTY AND EQUIPMENT

             Furniture and equipment             $        179,286
             Automobiles                                  120,300
             Leasehold improvements                       341,460
                                                 ----------------

                                                           641,046
             Accumulated depreciation
              and amortization                           (306,774)
                                                -----------------

                                                 $        334,272
                                                 ================


NOTE 5 - NOTES PAYABLE TO STOCKHOLDERS

      Unsecured notes payable to the stockholders bear interest at 10% per annum, are due upon demand and are subordinated to the interests of the bank (Note 6). Included in accrued expenses at December 31, 2000 is an amount due to the stockholders of $46,837 in respect to interest due on the notes payable.

NOTE 6 - LINE OF CREDIT

      At December 31, 2000, the Company had a $1,500,000 revolving line of credit with a bank providing for working capital advances through May 31, 2001. Interest was either at the bank's reference rate plus .75% or LIBOR plus 2.25% at the option of the Company. The agreement was collateralized by all assets of the Company and was personally guaranteed by the stockholders. The agreement called for the maintenance of financial ratio covenants. At December 31, 2000, the Company believes it was in compliance with the financial ratio covenants. As of December 31, 2000 the Company had no outstanding balance due to the bank under the line of credit. On April 24, 2001 the Company terminated its line of credit with the bank and all personal guarantees and security interests in the Company's assets were released by the bank.

NOTE 7 - COMMITMENTS

      The Company leases its operating facilities, showrooms, and retail store under non-cancelable operating leases expiring on various dates through December 2005. Rent expense amounted to $162,561 for the year ended December 31, 2000. Several of the leases contain extension options through January 2006. Subsequent to December 31, 2000 the Company entered into a lease agreement with a related party. No related party rent expense was incurred in the year.








--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Future minimum rentals under the leases are as follows for years ending December 31:

                                 OTHERS        RELATED PARTY        TOTAL
                             ---------------  ---------------  ---------------
            2001            $       262,986   $        60,000  $       322,986
            2002                    161,778            60,000          221,778
            2003                    138,088            60,000          198,088
            2004                     96,170            60,000          156,170
            2005                     55,227            60,000          115,227
                            ---------------   ---------------  ---------------

                            $       714,249   $       300,000  $     1,014,249
                            ===============   ===============  ===============

NOTE 8 - SUBSEQUENT EVENT

      On April 23, 2001 the Company entered into an agreement with a third party purchaser whereby the third party will acquire all of the assets, except cash, and assume certain of the liabilities of the Company on or around April 30, 2001.

      The Company was incorporated under the laws of the State of California on November 26, 1997 as a C corporation and commenced business on December 15, 1997 as the successor entity to Earl Jean, a California general partnership. On December 1, 1998 the Company converted from taxable C corporation to non-taxable S corporation status.

      It is anticipated that the aforementioned acquisition of the assets will result in federal tax liabilities in respect of "built-in gains" on the appreciation of certain of the Company's assets during the period while the Company was a C corporation.

      In order to determine the amount of any federal tax liability, a valuation of the Company's assets at December 1, 1998 would need to be performed. This valuation has not yet been performed. As the amounts of any liabilities are not estimable at this time, the Company has not made provision in these financial statements for any federal tax liabilities that may arise as a result of the asset acquisition in accordance with Statement of Financial Accounting Standards No. 5 "Accounting for Contingencies."

      The federal tax liabilities, if any, are the responsibility of the Company and are not being assumed by the purchaser.

NOTE 9 - PROFIT SHARING PLAN

      The Company maintains a profit sharing plan which covers all employees who are at least 21 years old and have at least one year of service with the Company. The Company's contributions to the plan are defined in the plan agreement as percentages of stockholder and employee salaries.


--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Contribution expense for the year ended December 31, 2000 was $130,594 and is included in accrued expenses in these financial statements.

NOTE 10 - MAJOR CUSTOMER AND SEGMENT REPORTING

      The Company operates in one principal business segment across domestic and international markets. Revenues from sales in international markets amounted to approximately $17,960,000 for the year ended December 31, 2000. Included in accounts receivable at December 31, 2000 was $796,000 due from these customers.

      Sales to a major customer amounted to approximately $11,350,000 or 39% of net sales for the year ended December 31, 2000. Included in accounts receivable at December 31, 2000 is $20,750 due from this customer, and terms are 30 days net.


NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values because of the short maturity of those instruments.

      The fair value of the notes payable to stockholders is not estimable because of the related party nature and subordinated features of the amounts due.

NOTE 12 - LITIGATION

         At December 31, 1998, the Company had provided an amount of $500,000 for potential future losses in connection with a claim against the Company. Subsequent to December 31, 1998, the claim was settled at an amount below the Company's original estimate. The excess revenue of $275,000 was taken to earnings during the first quarter of 2000.
























--------------------------------------------------------------------------------

EARL JEAN, INC.

UNAUDITED BALANCE SHEETS

MARCH 31,                                                                        2001                  2000
--------------------------------------------------------------------------------------------------------------------

                                                      ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                               $       1,191,894     $         425,478
  Marketable securities                                                           1,911,820                     -
  Accounts receivable, net of allowances of $358,000                              4,372,985             3,161,933
    and $5,000, respectively
  Inventories                                                                     4,524,315             2,333,444
  Prepaid expenses                                                                    8,610                 7,900
                                                                          -----------------     -----------------

         Total current assets                                                    12,009,624             5,928,755

PROPERTY AND EQUIPMENT, at cost,                                                    306,641               405,293
  net of accumulated depreciation and amortization

OTHER ASSETS                                                                        128,309                98,381
                                                                          -----------------     -----------------

         Total assets                                                     $      12,444,574     $       6,432,429
                                                                          =================     =================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                        $       1,703,259     $       1,541,800
  Accrued expenses                                                                  488,976               397,467
  Income taxes payable                                                               65,600                32,000
  Notes payable to stockholders                                                     936,738               936,738
                                                                          -----------------     -----------------

         Total current liabilities                                                3,194,573             2,908,005

COMMITMENTS

STOCKHOLDERS' EQUITY                                                              9,250,001             3,524,424
                                                                          -----------------     -----------------

         Total liabilities and stockholders' equity                       $      12,444,574     $       6,432,429
                                                                          =================     =================










--------------------------------------------------------------------------------------------------------------------

EARL JEAN, INC.

UNAUDITED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31,                                                     2001                  2000
--------------------------------------------------------------------------------------------------------------------



NET SALES                                                                  $      9,521,579      $      6,744,663

COST OF SALES                                                                     3,494,312             3,228,128
                                                                           ----------------      ----------------

        Gross profit                                                              6,027,267             3,516,535
                                                                           ----------------      ----------------

OPERATING EXPENSES
  Design                                                                            374,238               211,215
  Selling                                                                           629,880               432,696
  Shipping and handling                                                             282,066               156,002
  General and administrative                                                        807,329               539,073
                                                                           ----------------      ----------------

                                                                                  2,093,513             1,338,986
                                                                           ----------------      ----------------

        Income from operations                                                    3,933,754             2,177,549
                                                                           ----------------      ----------------

OTHER (EXPENSE) INCOME

  Interest on stockholder notes payable                                             (23,418)              (23,418)
  Foreign exchange loss                                                             (25,567)               (5,208)
  Interest income                                                                    15,605                   626
  Losses on trading securities, net                                                 (93,416)                    -
  Other income                                                                       17,181                     -
  Gain on settlement of loss contingency                                                  -               275,000
                                                                           ----------------      ----------------
                                                                                   (109,615)              247,000
                                                                           -----------------     ----------------

INCOME BEFORE PROVISION
    FOR INCOME TAXES                                                              3,824,139             2,424,549

INCOME TAX PROVISION                                                                 58,000                32,000
                                                                           ----------------      ----------------

NET INCOME                                                                 $      3,766,139      $      2,392,549
                                                                           ================      ================








--------------------------------------------------------------------------------------------------------------------

EARL JEAN, INC.

UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY

THREE MONTHS ENDED MARCH 31, 2001 AND 2000
---------------------------------------------------------------------------------------------------------------------------


                                                    COMMON SHARES
                                     -------------------------------------------
                                                NO PAR VALUE, 100,000
                                                  SHARES AUTHORIZED
                                     -------------------------------------------
                                         NUMBER ISSUED                                  RETAINED
                                        AND OUTSTANDING            AMOUNT               EARNINGS               TOTAL
                                     ---------------------  --------------------  --------------------  -------------------

THREE MONTHS THEN ENDED
  MARCH 31, 2001:

  At December 31, 2000                           10,000       $         10,000      $      5,473,862      $      5,483,862

  Net income                                          -                      -             3,766,139             3,766,139
                                       ----------------       ----------------      ----------------      ----------------

AT MARCH 31, 2001                                10,000       $         10,000      $      9,240,001      $      9,250,001
                                       ================       ================      ================      ================

THREE MONTHS THEN ENDED
  MARCH 31, 2000:

  At December 31, 1999                           10,000       $         10,000      $      1,121,875      $      1,131,875

  Net income                                          -                      -             2,392,549             2,392,549
                                       ----------------       ----------------      ----------------      ----------------

AT MARCH 31, 2000                                10,000       $         10,000      $      3,514,424      $      3,524,424
                                       ================       ================      ================      ================





















---------------------------------------------------------------------------------------------------------------------------

EARL JEAN, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31,                                                          2001                  2000
-------------------------------------------------------------------------------------------------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                                                  $      7,595,763      $      4,729,422
  Cash paid to suppliers, employees and others                                        (5,472,845)           (4,377,600)
  Interest paid, net                                                                      (7,813)              (22,792)
  Income taxes paid                                                                      (80,000)                    -
  Other                                                                               (1,376,674)              (20,931)
                                                                                ----------------      ----------------
          Net cash provided by operating activities                                      658,431               308,099
                                                                                ----------------      ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                     (31,883)              (23,813)
                                                                                ----------------      ----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                626,548               284,286


CASH AND CASH EQUIVALENTS, beginning of period                                           565,346               141,192
                                                                                ----------------      ----------------

CASH AND CASH EQUIVALENTS, end of period                                        $      1,191,894      $        425,478
                                                                                ================      ================

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
    Net income                                                                  $      3,766,139      $      2,392,549
    Depreciation and amortization                                                         59,621                52,407
    Increase in allowance for doubtful accounts                                                -                  (945)
    Gain on settlement of loss contingency                                                     -              (275,000)
    Increase (decrease) in cash due to
      changes in assets and liabilities
        Marketable securities                                                         (1,216,981)                    -
        Accounts receivable                                                           (1,925,817)           (2,014,298)
        Inventories                                                                     (580,696)             (561,927)
        Prepaid expenses                                                                  30,303                27,776
        Other assets                                                                     (57,890)              (15,721)
        Accounts payable                                                                 729,483               663,833
        Accrued expenses                                                                (123,731)                7,425
        Income taxes payable                                                             (22,000)               32,000
                                                                                ----------------      ----------------

                                                                                $        658,431      $        308,099
                                                                                ================      ================


-------------------------------------------------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - BASIS OF REPORTING

      The accompanying financial statements are unaudited and do not include certain information and note disclosures required by generally accepted accounting principles for complete financial statements. However, in the opinion of the Company, all adjustments considered necessary for a fair presentation have been included.

      The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's financial statements for the year ended December 31, 2000. The results of operations for the three month periods ended March 31, 2001 and 2000 are not necessarily indicative of the results that may be expected for the full fiscal year.

NOTE 2 - NATURE OF BUSINESS

      Earl Jean, Inc. (the Company) designs, manufactures and sells women's casual wear to distributors and department and specialty stores throughout the World, principally the United States, Japan and Europe. The Company also operates a retail store in Los Angeles, California.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION - The Company recognizes revenue upon delivery of goods to customers.

      INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out basis), or market.

      DEPRECIATION AND AMORTIZATION - Depreciation and amortization of property and equipment is provided using the straight-line method over estimated useful lives of five years. Depreciation and amortization of leasehold improvements is provided using the straight-line method over the life of the lease. Depreciation and amortization expense for the three month periods ended March 31, 2001 and 2000 amounted to $59,621 and $ 52,407, respectively.

      INCOME TAXES - The Company has elected "S" corporation status, which provides for profits and losses to be reported at the individual stockholder level for income tax purposes. The Company pays the necessary amount of dividends, in order to satisfy the stockholders' estimated personal income tax liabilities based upon the Company's taxable income. State and local income taxes are provided using the statutory tax rates applicable to "S" corporations.

      ADVERTISING COSTS - Advertising costs are expensed in the period incurred. Advertising expense amounted to $88,554 and $67,918 for the three month periods ended March 31, 2001 and 2000, respectively.




--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company currently maintains substantially all of its day-to-day operating cash balances with major financial institutions in the United States and the United Kingdom. At times, cash balances in the United
States may be in excess of Federal Deposit Insurance Corporation insurance limits.

      Concentration of credit risk, with respect to uncollateralized accounts receivable, is mitigated due to the Company's large number of geographically diverse customers. The Company controls credit risk through performing ongoing credit evaluations, including credit approvals, credit limits and other monitoring procedures of its customers. The Company's accounts receivable are reflected net of an allowance for doubtful accounts to cover potential credit losses.

      CASH AND CASH EQUIVALENTS - For purposes of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased by the Company to be cash equivalents.

      FOREIGN CURRENCY TRANSACTIONS - The Company makes sales to certain customers in the customers' local currency. Revenues are recorded by the Company in U.S. dollars using the exchange rate in effect at the time of sale. At March 31, 2001 and 2000, amounts due from these customers included in accounts receivable are translated at the exchange rate in effect at the corresponding balance sheet date.

      MARKETABLE SECURITIES - The Company's securities investments that are bought through mutual fund investments and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheets in current assets, with the change in fair value during the periods included in earnings. For the three months ended March 31, 2001, $93,416 has been charged to earnings in respect of net unrealized holding losses on trading securities. The Company had no transactions in securities for the three months ended March 31, 2000.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS - In May 2000, Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs" was issued. EITF No. 00-10 governs the accounting treatment and classification of the Company's shipping revenues and certain of its shipping expenses. The Company adopted EITF No. 00-10 during the fourth quarter of fiscal 2000. The adoption of this EITF did not materially affect the classification of revenues from shipments to customers and certain expenses related to shipping and handling of the Company's product for the periods presented. In addition, there was no effect on the Company's net income.




--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 4 - INVENTORIES


                                          MARCH 31, 2001        MARCH 31, 2000
                                          --------------        --------------
     Piece goods and trim                 $   1,397,108         $     804,023
     Work-in-process                            592,265               528,054
     Finished goods                           2,534,942             1,001,367
                                          -------------         -------------


                                          $   4,524,315         $   2,333,444
                                          =============         =============


NOTE 5 - PROPERTY AND EQUIPMENT

                                          MARCH 31, 2001        MARCH 31, 2000
                                          --------------        --------------
     Furniture and equipment              $     211,169         $      92,883
     Automobiles                                120,300               107,300
     Leasehold improvements                     341,460               341,460
                                          -------------         -------------

                                                672,929               541,643
     Accumulated depreciation
      and amortization                         (366,288)             (136,350)
                                          -------------         -------------


                                          $     306,641         $     405,293
                                          =============         =============

NOTE 6 - NOTES PAYABLE TO STOCKHOLDERS

      Unsecured notes payable to the stockholders bear interest at 10% per annum, are due upon demand and are subordinated to the interests of the bank (Note 7). Included in accrued expenses at March 31, 2001 and 2000 is an amount due to the stockholders of $23,418 in respect to interest due on the notes payable.

NOTE 7 - LINE OF CREDIT

      At March 31, 2001, the Company had a $1,500,000 revolving line of credit with a bank providing for working capital advances through May 31, 2001. Interest was either at the bank's reference rate plus .75% or LIBOR plus 2.25% at the option of the Company. The agreement was collateralized by all assets of the Company and was personally guaranteed by the stockholders. The agreement called for the maintenance of financial ratio covenants. At March 31, 2001, the Company believes it was in compliance with the financial ratio covenants. As of March 31, 2001 and 2000, the Company had no outstanding balance due to the bank under the line of credit. On April 24, 2001 the Company terminated its line of credit with the bank and all personal guarantees and security interests in the Company's assets were released by the bank.




--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8 - COMMITMENTS

      The Company leases its operating facilities, showrooms, and retail store under non-cancelable operating leases expiring on various dates through December 2005. Rent expense amounted to $79,715 and $24,182 respectively for the three month periods ended March 31, 2001 and 2000. Several of the leases contain extension options through January 2006. Related party rent expense for the three months ended March 31, 2001 amounted to $15,000.

      Future minimum rentals under the leases are as follows for years ending December 31:

                                      OTHERS             RELATED PARTY             TOTAL
                                  ---------------       ---------------       ---------------
2001 (Nine months)                $       189,407       $        45,000       $       234,407
2002                                      161,778                60,000               221,778
2003                                      138,088                60,000               198,088
2004                                       96,170                60,000               156,170
2005                                       55,227                60,000               115,227
                                  ---------------       ---------------       ---------------

                                  $       640,670       $       285,000       $       925,670
                                  ===============       ===============       ===============

NOTE 9 - SUBSEQUENT EVENT

      On April 23, 2001 the Company entered into an agreement with a third party purchaser whereby the third party will acquire all of the assets, except cash, and assume certain of the liabilities of the Company on or around April 30, 2001.

      The Company was incorporated under the laws of the State of California on November 26, 1997 as a C corporation and commenced business on December 15, 1997 as the successor entity to Earl Jean, a California general partnership. On December 1, 1998 the Company converted from taxable C corporation to non-taxable S corporation status.

      It is anticipated that the aforementioned acquisition of the assets will result in federal tax liabilities in respect of "built-in gains" on the appreciation of certain of the Company's assets during the period while the Company was a C corporation.

      In order to determine the amount of any federal tax liability, a valuation of the Company's assets at December 1, 1998 would need to be performed. This valuation has not yet been performed. As the amounts of any liabilities are not estimable at this time, the Company has not made provision in these financial statements for any federal tax liabilities that may arise as a result of the asset acquisition in accordance with Statement of Financial Accounting Standards No. 5 "Accounting for Contingencies."

      The federal tax liabilities, if any, are the responsibility of the Company and are not being assumed by the purchaser.


--------------------------------------------------------------------------------

EARL JEAN, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 10 - PROFIT SHARING PLAN

      The Company maintains a profit sharing plan which covers all employees who are at least 21 years old and have at least one year of service with the Company. The Company's contributions to the plan are defined in the plan agreement as percentages of stockholder and employee salaries. The Company made no contributions to the profit sharing plan for the three month periods ended March 31, 2001 and 2000. Included in accruals at March 31, 2001 and 2000 are amounts of $130,594 and $82,486, respectively for contributions to be paid to the plan.

NOTE 11 - MAJOR CUSTOMER AND SEGMENT REPORTING

      The Company operates in one principal business segment across domestic and international markets. Revenues from sales in international markets amounted to approximately $5,672,000 and $4,603,000 respectively for the periods ended March 31, 2001 and 2000. Included in accounts receivable at March 31, 2001 and 2000 is $2,345,831 and $1,894,073, respectively due from these customers.

      Sales to a major customer amounted to approximately $2,367,000 or 25% and $3,203,000 or 47% of net sales for the three month periods ended March 31, 2001 and 2000, respectively. Included in accounts receivable at March 31, 2001 and 2000 is $486,507 and $1,344,992, respectively due from this customer, and terms are 30 days net.

NOTE 12 - FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values because of the short maturity of those instruments.

      The fair value of the notes payable to stockholders is not estimable because of the related party nature and subordinated features of the amounts due.

NOTE 13 - LITIGATION

      At December 31, 1998, the Company had provided an amount of $500,000 for potential future losses in connection with a claim against the Company. Subsequent to December 31, 1998, the claim was settled at an amount below the Company's original estimate. The excess revenue of $275,000 was taken to earnings during the first quarter of 2000.












--------------------------------------------------------------------------------

EXHIBIT 7.2

PRO FORMA FINANCIAL INFORMATION

NAUTICA ENTERPRISES, INC.
PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL
STATEMENTS

The following pro forma unaudited consolidated condensed balance sheet has been prepared by taking the March 3, 2001 balance sheet of Nautica Enterprises, Inc. (the "Company") and the December 31, 2000 balance sheet of Earl Jean, Inc. ("Earl Jean") and giving effect to the acquisition of substantially all of the assets and assumption of certain liabilities of Earl Jean by the Company as if it had occurred on March 3, 2001. The pro forma consolidated condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place on March 3, 2001.

The following pro forma unaudited consolidated condensed statement of earnings for the year ended March 3, 2001 gives effect to the Company's acquisition of Earl Jean as if it had occurred at the beginning of the period. The revenues and results of operations included in the following pro forma unaudited consolidated condensed statement of operations is not considered necessarily indicative of the results of operations for the period specified had the transaction actually been completed at the beginning of the period.

These financial statements should be read in conjunction with the notes to the pro forma unaudited consolidated condensed financial statements, which follow, the financial statements of the Company and related notes thereto (as previously filed), and the financial statements of Earl Jean and related notes thereto, included herewith.




























--------------------------------------------------------------------------------

NAUTICA ENTERPRISES, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
MARCH 3, 2001
(AMOUNTS IN THOUSANDS)

                                                  NAUTICA          EARL JEAN        PRO FORMA
                                                 HISTORICAL       HISTORICAL       ADJUSTMENTS
                                                  MARCH 3,       DECEMBER 31,       INCREASE/
                                                    2001             2000           (DECREASE)        PRO FORMA
                                              ----------------------------------------------------------------------
ASSETS

CURRENT ASSETS

   Cash and cash equivalents                    $    36,674       $       565      $   (46,750) (a)  $    19,924

                                                                                        30,000  (a)

                                                                                          (565) (b)



   Short-term investments                             5,546               695             (695) (b)        5,546

   Accounts receivable - net                        105,269             2,447                            107,716

   Inventories                                       98,021             3,944                            101,965

   Prepaid expenses and other current assets          7,477                39                              7,516

   Deferred tax benefit                              10,859                                               10,859
                                                ----------------------------------------------       -----------
         Total current assets                       263,846             7,690          (18,010)          253,526

PROPERTY, PLANT AND EQUIPMENT - AT COST, LESS
   ACCUMULATED DEPRECIATION AND AMORTIZATION        101,361               334              (12) (b)      101,683

GOODWILL                                                                                59,980  (c)       59,980

OTHER ASSETS                                         13,099                71                             13,170
                                                ----------------------------------------------       -----------
                                                $   378,306       $     8,095      $    41,958       $   428,359
                                                ==============================================       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable - trade                     $    43,881       $       974                        $    44,855

   Accrued expenses and other current
   liabilities                                       37,613               613                             38,226

   Income taxes payable                              11,548                87      $       (87) (b)       11,548

   Notes payable                                                          937           30,000  (a)       30,000

                                                                                          (937) (b)
                                                ----------------------------------------------       -----------

         Total current liabilities                   93,042             2,611           28,976           124,629

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

   Preferred stock                                        -

   Common stock                                       4,333                10              112  (a)        4,445

                                                                                           (10) (d)

   Additional paid-in capital                        71,766                             18,354  (a)       90,120

   Retained earnings                                368,148             5,474           (5,474) (d)      368,148

   Common stock in treasury                        (158,983)                                            (158,983)
                                                ----------------------------------------------       -----------
                                                    285,264             5,484           12,982           303,730
                                                ----------------------------------------------       -----------
                                                $   378,306       $     8,095      $    41,958       $   428,359
                                                ==============================================       ===========


--------------------------------------------------------------------------------------------------------------------

NAUTICA ENTERPRISES, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
FOR THE YEAR ENDED MARCH 3, 2001
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                  NAUTICA          EARL JEAN        PRO FORMA
                                                 HISTORICAL       HISTORICAL       ADJUSTMENTS
                                                 YEAR ENDED       YEAR ENDED        INCREASE/            PRO
                                               MARCH 3, 2001  DECEMBER 31, 2000    (DECREASE)          FORMA
                                              ----------------------------------------------------------------------
Net sales                                       $   627,731       $    28,925                        $   656,656

Cost of goods sold                                  367,171            12,299                            379,470
                                                ----------------------------------------------       -----------

Gross profit                                        260,560            16,626                -           277,186

Selling, general and administrative expenses        196,927             9,819      $    (2,699) (a)      207,346

                                                                                           300  (b)

                                                                                         2,999  (c)

Net royalty income                                   (8,779)                                              (8,779)
                                                ----------------------------------------------       -----------

Operating profit                                     72,412             6,807             (600)           78,619

Other income                                                              192                                192

Investment income, net                                2,919               (50)            (921) (d)         (135)

                                                                                        (2,133) (e)

                                                                                            94  (f)

                                                                                           (44) (g)
                                                ----------------------------------------------       -----------

Earnings before provision for income taxes           75,331             6,949           (3,604)           78,676

Provision for income taxes                           29,228                97           (1,398) (h)       30,526

                                                                                         2,599  (i)
                                                ----------------------------------------------       -----------

NET EARNINGS                                    $    46,103       $     6,852      $    (4,805)      $    48,150
                                                ==============================================       ===========

Net earnings per share of common stock

  Basic                                         $      1.45                                          $      1.46

  Diluted                                       $      1.39                                          $      1.40

Weighted-average number of common shares outstanding

  Basic                                          31,862,000                          1,122,271  (a)   32,984,271
                                                -----------                          ---------       -----------

  Diluted                                        33,241,000                          1,122,271  (a)   34,363,271
                                                -----------                          ---------       -----------















--------------------------------------------------------------------------------------------------------------------

NAUTICA ENTERPRISES, INC.
NOTES TO THE PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The accompanying pro forma unaudited consolidated condensed balance sheet and statement of earnings present the financial position and results of operations of Nautica Enterprises, Inc. (the "Company') giving effect to the acquisition on April 30, 2001 of substantially all of the assets and assumption of certain liabilities of Earl Jean, Inc. ("Earl Jean").

On April 30, 2001, the Company, through a wholly-owned subsidiary, acquired substantially all of the assets and assumed certain liabilities of Earl Jean for a combination of cash consideration of $45,000,000, 1,122,271 newly-issued shares of the Company's restricted common stock, a working capital adjustment of approximately $1,800,000 and up to $21,000,000 in contingent payment if certain performance targets are met between fiscal 2003 and 2012. The source of cash consideration was a combination of general corporate funds and short-term borrowings of the Company's existing line of credit made in the ordinary course of business by certain banks.

The pro forma unaudited consolidated condensed financial statements reflect the $45,000,000 in cash paid at the closing and the issuance of 1,122,271 shares of Company's common stock (valued at $18,465,847). The $21,000,000 contingent purchase price and the $1,800,000 working capital adjustment have not been given effect in the pro forma unaudited consolidated condensed financial statements and will be recorded when the contingency is resolved.

Concurrently, with the acquisition, the Company borrowed $30,000,000 under its existing short-term borrowing facilities to fund a portion of the cash paid for the acquisition.

Had the contingent amounts been recorded, the cash payment would have increased by $22,800,000, with a corresponding increase in goodwill of $21,000,000 and a working capital increase, other than cash, of approximately $1,800,000. In addition, pro forma earnings before income taxes and pro forma net earnings after pro forma income taxes would have decreased by $2,350,000 and $1,438,000, respectively, for the year ended March 3, 2001. In addition, pro forma basic and diluted earnings per share would have decreased by $.04 for the year ended March 3, 2001.

The adjustments below were prepared based on estimates or approximations. It is possible that the actual amounts recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited consolidated condensed financials statements. It is therefore possible that the entries below will not be the amounts actually recorded at the closing date.














--------------------------------------------------------------------------------

NAUTICA ENTERPRISES, INC.
NOTES TO PRO FORMA UNAUDITED CONSOLIDATED
CONDENSED FINANCIAL STATEMENTS

BALANCE SHEET AT MARCH 3, 2001:


(a) To record the acquisition of substantially all the assets and certain liabilities of Earl Jean for a fixed purchase price of $63,465,847, plus acquisition expenses of $1,750,000

                  Purchase price, paid in cash                     $  45,000,000

                  Purchase price paid in Company common stock         18,465,847

                  Acquisition costs (cash)                             1,750,000
                                                                   -------------


                  Total purchase price                             $  65,215,847
                                                                   =============


                  Financed by:

                  Cash                                             $  16,750,000

                  Short-term borrowings                               30,000,000

                  Common stock(1,122,271 shares)                      18,465,847
                                                                   -------------

                  Total purchase price                             $  65,215,847
                                                                   =============


(b)   To  eliminate   assets  and  liabilities  not  included  in  the
      acquisition:

                  Cash                                             $     565,346

                  Short-term investments                                 694,839

                  Fixed Assets                                            12,000

                  Income taxes payable                                    87,600

                  Shareholder note payable                               936,738




(c)   To allocate excess purchase price to goodwill


(d)   To eliminate equity and retained earnings of Earl Jean


STATEMENT OF EARNINGS FOR THE YEAR ENDED MARCH 3, 2001


(a)   To eliminate bonuses of the former officers of Earl Jean

(b)   To record additional salaries new employment arrangements

(c)   To amortize goodwill based upon a twenty-year life

(d)   To eliminate  interest income received on $16,749,440 at an annual rate of
      5.5%

(e) To record interest expense on note payable of $30,000,000 at an average annual rate of 7.11% to finance cash payment to Earl Jean

(f)   To eliminate interest expense on shareholder note of $936,738

(g) To eliminate interest income of $10,491 and gains on trading securities of $33,409 on Earl Jean cash and marketable securities

(h)   To record tax effect of pro forma adjustments at 38.8%

(i) To record additional tax provision on Earl Jean at 38.8% as if it were a C Corporation which it had not been subject to because it was an S Corporation



--------------------------------------------------------------------------------